UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 3, 2009

SGB International Holdings Inc.
(Exact name of registrant as specified in its charter)

British Columbia	000-53490	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 – 6081 No. 3 Road, Richmond, BC Canada V6Y 2B2
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (604) 484-3127

ORCA INTERNATIONAL LANGUAGE SCHOOLS INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective March 3, 2009, we filed a Notice of Alteration with the Registrar of Companies in British Columbia and made several changes to our Notice of Articles as follows:

1.	We changed our name from “Orca International Language Schools Inc.” to “SGB International Holdings Inc.” and
2.

We created a new class of preferred stock. As a result, our authorized capital consists of an unlimited amount of common stock without par value and an unlimited amount of preferred stock without par value. We have not issued any preferred stock.

Pursuant to the Special Resolutions approved by the shareholders at our Annual and Special General Meeting held on January 14, 2009, we effected, on March 4, 2009, a 4.5 for one forward stock split of our issued and outstanding common stock. As a result, our issued and outstanding capital has increased from 5,071,210 shares of common stock with no par value to 22,820,445 shares of common stock shares of common stock with no par value.

The name change and stock split became effective with the Over-the-Counter Bulletin Board at the opening for trading on March 4, 2009 under the new stock symbol “SGBHF”. Our new CUSIP number is 78417V 104.

Item 7.01	Regulation FD Disclosure

The name change and stock split became effective with the Over-the-Counter Bulletin Board at the opening for trading on March 4, 2009 under the new stock symbol “SGBHF”. Our new CUSIP number is 78417V 104.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
3.01	Notice of Alteration filed with the Ministry of Finance, BC Registry Services effective March 3, 2009
3.02	Amended and Restated Articles of Incorporation of SGB International Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGB INTERNATIONAL HOLDINGS INC.

By:

/s/ Stuart Wooldridge

Stuart Wooldridge

Director and Secretary

March 4, 2009